                                                                  EXHIBIT 99.1


                  ROHM AND HAAS COMPANY SHAREHOLDER AGREEMENT
                  -------------------------------------------

         SHAREHOLDER AGREEMENT (this "Agreement"), dated as of February 25, 1999, among Morton International, Inc., an Indiana corporation (the "Company"), and the individuals and trusts (collectively, the "Shareholders") named on Attachment A hereto, relating to the shares of Common Stock, par value $2.50 per share (the "Common Shares"), of Rohm and Haas Company, a Delaware corporation ("Parent"), beneficially owned by the Shareholders.

                                  WITNESSETH:

         WHEREAS, the Company, Parent and Morton Acquisition Corp. (formerly known as Gershwin Acquisition Corp.), an Indiana corporation and a wholly-owned subsidiary of Parent("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of January 31, 1999 (the "Merger Agreement"), providing for (i) the offer (the "Offer") by Merger Sub to purchase up to 80,916,766 shares of Common Stock, par value $1.00 per share, of the Company ("Company Shares") and the associated preferred share purchase rights and (ii) the merger of Merger Sub with the Company in accordance with the Business Corporation Law of the State of Indiana (the "Merger"), on the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, as of the date hereof, each Shareholder beneficially owns the number of Common Shares set forth opposite such Shareholder's name on Attachment A hereto (the "Owned Shares");

         WHEREAS, the Company has requested that each Shareholder agree, and each Shareholder has agreed, to vote all the Owned Shares, together with any Common Shares acquired after the date of this Agreement, whether upon the exercise of options, conversion of convertible securities or otherwise, and any other voting securities of Parent (whether acquired heretofore or hereafter) that are beneficially owned by such Shareholder or over which such Shareholder has, directly or indirectly, the right to vote (collectively, the "Voting Shares"), in favor of (i) an amendment to the Restated Certificate of Incorporation of Parent to increase the number of authorized Common Shares to 400 million (the "Charter Amendment") and (ii) the issuance of Common Shares in the Merger pursuant to the Merger Agreement (the "Share Issuance") and any other matters submitted to the holders of Common Shares in furtherance of the Merger;

         WHEREAS, the Merger Agreement contemplates that, if following consummation of the Offer, the Charter Amendment and the Share Issuance are not approved by the shareholders of Parent, the Merger consideration will be adjusted to reduce the stock portion of the consideration paid thereunder such that holders of Company Shares will receive, in the aggregate, the maximum number of Common Shares that may be issued by Parent in the Merger without a shareholder vote under applicable laws and stock exchange regulations, with the remainder of the consideration paid in cash; and

         WHEREAS, the Shareholders desire to express their support for the Charter Amendment and the Share Issuance and the transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Agreement to Vote. Each Shareholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of Parent, however called, or any adjournment thereof, or by written consent, such Shareholder shall be present (in person or by proxy) and vote (or cause to be voted) all of its Voting Shares (a) in favor of the Charter Amendment and the Share Issuance, and any other matter that is required to facilitate the transactions contemplated by the Merger Agreement, and (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Parent or Merger Sub under the Merger Agreement or that would otherwise prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement. Each Shareholder hereby revokes any proxy previously granted by it with respect to the Owned Shares beneficially owned by such Shareholder.

     2.   Termination.

     2.1. Termination of this Agreement. This Agreement shall terminate on the earlier of (a) the consummation of the Merger pursuant to the Merger Agreement or (b) the termination of the Merger Agreement in accordance with its terms.

     2.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 2.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

     3. Representations and Warranties of Shareholders. Each Shareholder hereby represents and warrants to the Company, solely as to such Shareholder, as follows:

     3.1. Due Organization. Each Shareholder that is not an individual has been duly organized, is validly existing and is in good standing, as applicable, under the laws of the jurisdiction of its organization.

     3.2. Power, Due Authorization; Binding Agreement. Such Shareholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by any Shareholder that is a trust have been duly and validly authorized by all necessary action on the part of such Shareholder's trustees, and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

          3.3 Ownership of Shares. On the date hereof, the Owned Shares set forth opposite such Shareholder's name on Attachment A hereto are owned of record or beneficially by such Shareholder and constitute all of the Voting Shares owned of record or beneficially by such Shareholder, free and clear of any claims, liens, encumbrances and security interests, except for such claims, liens and encumbrances as are specified on Attachment B hereto. The Shareholders have voting power with respect to all of such Owned Shares.

          3.4 No Conflicts. The execution and delivery of this Agreement by such Shareholder do not, and the performance of the terms of this Agreement by such Shareholder will not, (a) require such Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) in the case of a Shareholder that is a trust, conflict with or violate the Declaration of Trust or other trust agreement of such Shareholder, (c) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on such Shareholder or its properties and assets, (d) conflict with or violate any material law, rule, regulation, order, judgment or decree applicable to such Shareholder or by which any property or asset of such Shareholder is bound or
(e) violate any other material agreement to which such Shareholder is a party including, without limitation, any voting agreement, stockholders agreement, irrevocable proxy or voting trust, except for any consent, approval, filing or notification, the failure of which to obtain, make or give would not, or any conflict or violation which would not, prevent, delay or materially adversely affect the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Shareholder as follows: The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Indiana. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company.

          5. Certain Covenants of Shareholders. Each Shareholder hereby covenants and agrees as follows:

          5.1 Restriction on Transfer, Proxies and Non-Interference. Each Shareholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Voting Shares, (b) grant any proxies or powers of attorney, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares or (c) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement. Any transfer of Voting Shares not permitted hereby shall be null and void. Each Shareholder agrees that any such prohibited transfer may and should be enjoined. If any involuntary transfer of any of the Voting Shares shall occur (including, but not limited to, a sale by a Shareholder's trustee in bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Voting Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

          5.2 Additional Shares. Each Shareholder hereby agrees, while this Agreement is in effect, to promptly notify the Company of the number of any new Voting Shares acquired by such Shareholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement.

          5.3 Certain Actions Restricted. Each Shareholder hereby agrees that prior to the conclusion of the Parent Stockholders Meeting (as defined in the Merger Agreement) (including any adjournments thereof) it will not, and will not permit its trustees, officers, agents or representatives to, directly or indirectly, without the written consent of the Company, take, or propose to take, or agree to take in writing or otherwise, any action which would be reasonably likely to prevent or materially delay the Offer or the Merger or make any of the representations or warranties of such Shareholder contained in this Agreement, untrue and incorrect as of the date when made if such action had then been taken; provided, that nothing contained in this Section 5.3 shall prevent the trustee or trustees of any Shareholder that is a trust from taking any action which does not constitute a breach of Section 1, Section 5.1 or Section
5.2 hereof to the extent that such trustee or trustees determine in good faith, based on the advice of outside counsel to such trustee or trustees, that failure to take such action would violate its or their fiduciary duties under applicable law.

          6. Further Assurances. From time to time, at the Company's request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by
Section 1 of this Agreement.

          7. Stop Transfer Order. In furtherance of this Agreement, and concurrently herewith, each Shareholder shall and hereby does authorize Parent or Parent's counsel to notify Parent's transfer agent that there is a stop transfer order with respect to all of such Shareholder's Voting Shares.

          8.   Miscellaneous.

          8.1 Non-Survival. The representations and warranties made herein shall not survive the termination of this Agreement.

          8.2 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

          8.3 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to a Shareholder, to such Shareholder's address set forth on the signature pages hereto,

          copy to:

          Rohm and Haas Company
          100 Independence Mall West
          Philadelphia, Pennsylvania 19106
          Attention: Corporate Secretary
          Fax: (215) 592-3227

          and

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017
          Attention: William E. Curbow, Esq.
          Fax: (212) 455-2502

     If to the Company:

          Morton International, Inc.
          100 North Riverside Plaza
          Chicago, Illinois 60606
          Attention: Corporate Secretary
          Fax: (312) 807-2101

          copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019
          Attention: Eric S. Robinson, Esq.
          Fax: (212) 403-2000
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.6 Specific Performance. Each Shareholder recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the Company to sustain irreparable injury and damages, for which money damages would not provide an adequate remedy, and therefore each Shareholder agrees that in the event of any such breach the Company shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware, and appoints Parent as the agent for service of process in connection with this Agreement.

     8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     8.8 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     8.9 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                      MORTON INTERNATIONAL, INC.


                                      By: /s/ Raymond P. Buschmann
                                         --------------------------
                                      Name:  Raymond P. Buschmann
                                      Title: Vice President for Legal Affairs,
                                             General Counsel and Secretary



                                      OTTO HAAS TRUST DATED
                                        DECEMBER 20, 1945
                                      c/o John C. Haas, Trustee
                                      100 Independence Mall West
                                      Philadelphia, PA 19106


                                      By:   /s/ John C. Haas
                                         --------------------------
                                            John C. Haas, Trustee

                                      By:   /s/ John O. Haas
                                         --------------------------
                                            John O. Haas, Trustee

                                      By:  /s/ William D. Haas
                                         --------------------------
                                          William D. Haas, Trustee

                                      By:  /s/ Thomas W. Haas
                                         --------------------------
                                          Thomas W. Haas, Trustee

                                          OTTO HAAS TRUST DATED
                                            DECEMBER 21, 1945
                                            c/o John C. Haas, Trustee
                                            100 Independence Mall West
                                            Philadelphia, PA 19106


                                          By:    /s/ John C. Haas, Trustee
                                             -----------------------------------
                                                    John C. Haas, Trustee


                                          By:   /s/ John O. Haas
                                             -----------------------------------
                                                    John O. Haas, Trustee


                                          By:  /s/ William D. Haas
                                             -----------------------------------
                                                   William D. Haas, Trustee


                                          By: /s/ Thomas W. Haas
                                             -----------------------------------
                                                   Thomas W. Haas, Trustee


                                          OTTO HAAS CHARITABLE TRUST
                                           DATED AUGUST 3, 1955
                                           c/o John C. Haas, Trustee
                                           100 Independence Mall West
                                           Philadelphia, PA 19106



                                          By:    /s/ John C. Haas, Trustee
                                             -----------------------------------
                                                    John C. Haas, Trustee


                                          By:   /s/ John O. Haas
                                             -----------------------------------
                                                    John O. Haas, Trustee


                                          By:  /s/ William D. Haas
                                             -----------------------------------
                                                   William D. Haas, Trustee


                                          By:  /s/ Thomas W. Haas
                                             -----------------------------------
                                                   Thomas W. Haas, Trustee

                                       OTTO HAAS CHARITABLE TRUST
                                         DATED SEPTEMBER 28, 1956
                                         c/o John C. Haas, Trustee
                                         100 Independence Mall West
                                         Philadelphia, PA 19106


                                       By: /s/ John C. Haas, Trustee
                                          --------------------------------------
                                                    John C. Haas, Trustee


                                       By: /s/ John O. Haas
                                          --------------------------------------
                                                    John O. Haas, Trustee


                                       By: /s/ William D. Haas
                                          --------------------------------------
                                                  William D. Haas, Trustee


                                       By: /s/ Thomas W. Haas
                                          --------------------------------------
                                                  Thomas W. Haas, Trustee



                                       PHOEBE W. HAAS TRUST(A) DATED
                                         AUGUST 24, 1961
                                         c/o John O. Haas, Trustee
                                         425 Lombard Street
                                         Philadelphia, PA 19147


                                       By: /s/ Carol F. Haas
                                          --------------------------------------
                                                    Carol F. Haas, Trustee


                                       By: /s/ John O. Haas
                                          --------------------------------------
                                                    John O. Haas, Trustee


                                       By: /s/ William D. Haas
                                          --------------------------------------
                                                  William D. Haas, Trustee


                                       By: /s/ Thomas W. Haas
                                          --------------------------------------
                                                  Thomas W. Haas, Trustee

                                                  PHOEBE W. HAAS TRUST (B) DATED
                                                    AUGUST 24, 1961
                                                    c/o John C. Haas, Trustee
                                                    100 Independence Mall West
                                                    Philadelphia, PA 19106

                                                 By: /s/ John C. Haas, Trustee
                                                    ----------------------------
                                                        John C. Haas, Trustee

                                                 By: /s/ David W. Haas
                                                    ----------------------------
                                                        David W. Haas, Trustee

                                                 By:  /s/ Clara C. Haas, Trustee
                                                    ----------------------------
                                                          Clara C. Haas, Trustee

                                                 /s/ John C. Haas
                                                 -------------------------------

                                                           John C. Haas
                                                   100 Independence Mall West
                                                   Philadelphia, PA 19106

                                                 /s/ John O. Haas
                                                 -------------------------------
                                                            John O. Haas
                                                   425 Lombard Street
                                                   Philadelphia, PA 19147

                                                 /s/ Janet F. Haas
                                                 -------------------------------
                                                           Janet F. Haas
                                                   The William Penn Foundation
                                                   2 Logan Square-11th Floor
                                                   100 N. 18th Street
                                                   Philadelphia, PA 19103

                                                 /s/ William D. Haas
                                                 -------------------------------
                                                          William D. Haas
                                                   P.O. Box 125
                                                   Bear Creek, PA 18602

                                                 /s/ Jeanie O. Haas
                                                 -------------------------------
                                                           Jeanie O. Haas
                                                   P.O. Box 125
                                                   Bear Creek, PA 18602

                                              /s/ Thomas W. Haas
                                        ------------------------------
                                                  Thomas W. Haas
                                           583 Bay Road
                                           Durham, NH 03824


                                             /s/ Melinda A. Haas
                                        ------------------------------
                                                 Melinda Haas
                                           583 Bay Road
                                           Durham, NH 03824


                                             /s/ Carol F. Haas
                                        ------------------------------
                                                Carol F. Haas
                                           1830 Rittenhouse Square
                                           Apt. 16B
                                           Philadelphia, PA 19103

                                  ATTACHMENT A

                  SHAREHOLDER                      OWNED SHARES
-----------------------------------------------    ------------
Otto Haas Trust dated 12/20/45                        2,301,048
Otto Haas Trust dated 12/21/45                       27,083,736
Otto Haas Charitable Trust dated 8/3/55               5,819,580
Otto Haas Charitable Trust dated 9/28/56             21,670,560
Phoebe W. Haas (A) Trust dated 8/24/61                3,484,152
Phoebe W. Haas (B) Trust dated 8/24/61                3,484,152
John C. Haas, individually                              373,755
John O. Haas, individually                              282,192
John O. Haas, jointly with Janet F. Haas                 94,686
William D. Haas, individually                           131,598
William D. Haas, jointly with Jeanie O. Haas            186,762
Thomas W. Haas, individually                             43,638
Thomas W. Haas, jointly with Melinda Haas               488,781
Thomas W. Haas, jointly with Vanguard Brokerage          12,285
Melinda Haas                                             50,409
Carol F. Haas, widow of Otto Haas                        30,000